Exhibit 99.1
Investor Update
September 5, 2017
Spirit is providing an updated third quarter and full year 2017 outlook which, among other things, incorporates the estimated impact from Hurricane Harvey and recent changes in the pricing environment.
“Our hearts and thoughts go out to all those affected by Hurricane Harvey,” said Robert Fornaro, Spirit's President and Chief Executive Officer. “Approximately 10 percent of Spirit’s network touches Houston and I want to thank all the members of our Spirit team who worked to quickly restore our operations once the airport was open and who continue to work to re-accommodate our customers affected by the storm.”
The company estimates the negative impact from Hurricane Harvey on our third quarter 2017 revenue will be approximately $8.5 million which includes the direct impact from canceled flights as well as an estimate for the lingering impact from a reduction in travel demand to and from the affected areas. In addition to Hurricane Harvey, during the quarter, we have seen a broadening of aggressive competitive pricing in our markets. We now estimate our total revenue per available seat mile (TRASM) for the third quarter 2017 will be down 7 to 8.5 percent, compared to our prior guidance of down 2 to 4 percent with approximately 100 basis points of the guidance change attributed to Hurricane Harvey and the remainder to the broadening of aggressive pricing activity.
Adjusted CASM ex-fuel guidance for the third quarter 2017 is revised to down 2 to 3 percent versus our previous guide of up 1 to down 1 percent, primarily due to better operational performance resulting in lower passenger re-accommodation and crew related expenses.

	3Q17E	FY17E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	21.1%	16.5%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Down 7% to 8.5%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Down 2% to 3%	Up ~ 2%

Average Stage Length (miles)	1,011	1,000

Fuel Expense ($)
Fuel gallons (millions)	92.5	~346
Economic fuel cost per gallon(2)	$1.78

Selected Operating Expenses ($Millions)
Aircraft rent	$51.5	$213 to $218
Depreciation and amortization	$37.0	$140 to $145

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$15.2	$57.8
Capitalized interest	$(3.3)	$(13.4)
Interest Income	$(2.5)	$(8.2)
Interest expense, net	$9.4	$36.2

Effective Tax Rate	38%	37.5%

Wtd. Average Diluted Share Count (Millions)	69.6	69.6

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the third quarter and full year 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.